EXHIBIT 10.26

EXECUTION VERSION
FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of February 28, 2017, by and between EAST WEST BANK (“Bank”) and MAXWELL TECHNOLOGIES, INC. (“Borrower”).
RECITALS
WHEREAS, Borrower and Bank are parties to the Loan and Security Agreement, dated as of July 3, 2015, as amended by (i) the First Amendment to the Loan and Security Agreement, dated as of April 12, 2016, by and between Bank and Borrower, (ii) the Second Amendment to the Loan and Security Agreement, dated July 27, 2016, by and between Bank and Borrower, and (iii) the Third Amendment to the Loan and Security Agreement, dated October 31, 2016, by and between Bank and Borrower (as amended from time to time, the “Loan Agreement”);
WHEREAS, Borrower has requested that Bank (i) consent to Borrower’s acquisition of substantially all of the assets of Nesscap Energy Inc. (“Nesscap”) pursuant to the Arrangement Agreement, dated as of February 28, 2017, between Nesscap and Borrower, in substantially the form attached hereto as Exhibit A ( the “Arrangement Agreement”) (such asset acquisition, the “Asset Acquisition”) and to Borrower’s assumption of the liabilities of Nesscap specified in the Arrangement Agreement as part of the consideration for the assets acquired (the “Liabilities Assumption”), (ii) consent to Borrower’s assignment of certain patents to CRRC Qingdao Sifang Rolling Stock Research Institute Co., Ltd. (“CRRC-SRI”), pursuant to the Localization Agreement, dated as of January 25, 2017, between CRRC-SRI and Borrower, , in substantially the form attached hereto as Exhibit B (the “Localization Agreement”), (iii) consent to Borrower’s grant of an exclusive license of intellectual property to CRRC-SRI pursuant to the Localization Agreement, (iv) consent to Borrower’s assignment to CRRC-SRI of certain intellectual property developed pursuant to the Localization Agreement as described therein, (v) consent to Borrower’s transfer of equipment to CRRC-SRI pursuant to the Localization Agreement, (vi) consent to Borrower’s assignment to CRRC-SRI of certain intellectual property developed pursuant to the Localization Agreement as described therein, (vii) amend the EBITDA definition, (viii) amend the Adjusted Quick Ratio and the minimum EBITDA financial covenants, and (ix) have compliance with the minimum EBITDA financial covenant as of December 31, 2016, be determined based on the amended minimum EBITDA financial covenant; and
WHEREAS, Bank is willing to agree to Borrower’s requests, on the terms set forth herein;
NOW, THEREFORE, the parties agree as follows:
1.Amendments to Loan Agreement.
(a)    Section 6.2(b) of the Loan Agreement is amended to read as follows:
(b)    Within fifteen (15) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
(b)    Section 6.7 of the Loan Agreement is amended to read as follows:
6.7    Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:
(a)    Adjusted Quick Ratio. A minimum ratio of (i) Cash plus Accounts to (ii) Current Liabilities plus (to the extent not already included therein) all Indebtedness to Bank less Current Portion of Deferred Revenue, tested on a quarterly basis as of the last day of each Fiscal Quarter, as set forth below:

Fiscal Quarter Ending	Minimum Adjusted Quick Ratio
December 31, 2016	1.20 to 1.00
March 31, 2017	1.20 to 1.00
June 30, 2017	1.20 to 1.00
September 30, 2017, and each Fiscal Quarter thereafter	1.10 to 1.00

(b)    Minimum EBITDA. A minimum EBITDA as the last day of each Fiscal Quarter for the four (4) Fiscal Quarters then ended, as set forth below:

Fiscal Quarter Ending	Minimum EBITDA
December 31, 2016	($6,500,000)
March 31, 2017	($11,000,000)
June 30, 2017	($22,000,000)
September 30, 2017	($22,500,000)
December 31, 2017	($15,000,000)
March 31, 2018	($10,000,000)
June 30, 2018, and each Fiscal Quarter thereafter	($3,000,000)

(c)    Minimum Consolidated Cash. A minimum Consolidated Cash as the last day of the first two (2) months of each Fiscal Quarter, of Ten Million Dollars ($10,000,000).
(c)    The definition of “EBITDA” in Exhibit A to the Loan Agreement is amended to read as follows:
“EBITDA” means with respect to any fiscal period an amount equal to the sum of (a) Consolidated Net Income for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of equity interests of Borrower or any Subsidiary, the granting of stock options, the granting of restricted stock and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such equity interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net earnings (or loss), plus (v) with respect to any Permitted Acquisition after the Closing Date 1) purchase accounting adjustments, including, without limitation, a dollar for dollar adjustment for that portion of revenue that would have been recorded in the relevant period had the balance of deferred revenue (unearned income) recorded on the closing balance sheet and before application of purchase accounting not been adjusted downward to fair value to be recorded on the opening balance sheet in accordance with GAAP purchase accounting rules; and (2) non-cash adjustments in accordance with GAAP purchase accounting rules in the event that such an adjustment is required by Borrower's independent auditors, in each case, as determined in accordance with GAAP, plus (vi) the amount of all other non-cash impairment charges approved by the Bank.

(d)    Exhibit E to the Loan Agreement is amended to read as set forth in Attachment “1” hereto.
2.    Compliance with Minimum EBITDA Covenant. Borrower’s compliance with the minimum EBITDA covenant as of December 31, 2016, for purposes of Section 6.7(b) of the Loan Agreement, shall be determined based on Section 6.7(b) as amended by this Amendment.
3.    Consent to Asset Acquisition and Liabilities Assumption. Bank consents to the Asset Acquisition and the Liabilities Assumption in accordance with the Assumption Agreement, on the condition that (i) no Event of Default exists or would result from the passage of time, the giving of notice or both as of the effective date of the Asset Acquisition and the Liabilities Assumption, and (ii) Borrower, by executing this Amendment, covenants to cause Nesscap, Inc. to enter into a Secured Guaranty in accordance with Section 6.10 of the Loan Agreement if Nesscap, Inc. is not dissolved or wound up within sixty (60) days of the effective date of the Asset Acquisition and the Liabilities Assumption.
4.    Consent to Localization Agreement Transactions. Bank consents to (i) Borrower’s assignment of patents to CRRC-SRI in accordance with Section 3.2 of the Localization Agreement and the Patent Assignment and License Agreement, as defined in the Localization Agreement, (ii) Borrower’s exclusive license to CRRC-SRI of the patents described in, and in accordance with, Section 4.1 of the Localization Agreement, (iii) Borrower’s assignment to CRRC-SRI of the intellectual property developed during the term of the Localization Agreement as described in Section 6.1(c) of the Localization Agreement, (iv) Borrower’s nonexclusive license to CRRC-SRI of the intellectual property described in, and in accordance with, Section 6.1(f)(i) of the Localization Agreement, and (v) Borrower’s transfer of equipment to CRRC-SRI as described in Section 3.1 of the Localization Agreement, on the condition that no Event of Default exists or would result from the passage of time, the giving of notice or both as of the date hereof.
5.    Course of Dealing. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision of the Loan Documents shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
6.    Miscellaneous. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof.
7.    Representations and Warranties. Borrower represents and warrants that the Representations and Warranties contained in the Loan Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
8.    Conditions Precedent. As conditions precedent to the effectiveness of this Amendment:
(a)    Bank shall have received, in form and substance satisfactory to Bank, the following:
(i)    this Amendment, duly executed by Borrower;
(ii)    a Corporate Borrowing Certificate with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment, substantially in the form attached hereto; and

(iii)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate;
(b)    The Swiss Subsidiary shall have consented to this Amendment and shall have reaffirmed its guaranty of the Obligations pursuant to the Swiss Subsidiary Guaranty Documents by executing this Amendment as set forth below;
(c)    Borrower shall have paid an amendment fee of Sixty-Two Thousand Five Hundred Dollars ($62,500), which shall be fully-earned and nonrefundable;
(d)    Borrower shall have agreed, by execution of this Amendment, to a collateral audit being conducted in accordance with Section 6.2(g) as soon as possible and prior to any new Advance; and
(e)    Borrower shall have paid all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.
9.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MAXWELL TECHNOLOGIES, INC.

By: /s/ Franz Fink
Name:__Franz Fink___________________________
Title: President & CEO

EAST WEST BANK

By: /s/ Eric Berlin
Name:__Eric Berlin________
Title: _Vice President_______

[Signature Page to Fourth Amendment to Loan and Security Agreement]

The Swiss Subsidiary consents to the modifications to the Obligations pursuant to this Amendment, hereby ratifies the provisions of the Swiss Subsidiary Guaranty Documents and confirms that all provisions of Swiss Subsidiary Guaranty Documents are in full force and effect.

MAXWELL TECHNOLOGIES SA

By: /s/ Emily Lough
Name:__Emily Lough___________________________
Title: Director

[Signature Page to Fourth Amendment to Loan and Security Agreement]

ATTACHMENT 1
EXHIBIT E

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Eric Berlin
East West Bank
555 Montgomery Street, 9th Floor
San Francisco, CA 94111
Eric.Berlin@eastwestbank.com

FROM:	MAXWELL TECHNOLOGIES, INC.
The undersigned authorized Officer of Maxwell Technologies, Inc. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP), where applicable, and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No/N/A under “Complies” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Monthly F/S Company Prepared Quarterly F/S	Monthly, within 30 days Quarterly, within 45 days	Yes Yes	No No	N/A N/A
Compliance Certificate	Monthly, within 30 days	Yes	No	N/A
CPA Audited, Unqualified F/S, as set forth in 10-K	Annually, within 90 days of FYE	Yes	No	N/A
Borrowing Base Certificate	Monthly, within 15 days	Yes	No	N/A
A/R and A/P Agings	Monthly, within 15 days	Yes	No	N/A
Annual Business Plan	Annually, within 30 days of start of FY	Yes	No	N/A
Intellectual Property Report	Quarterly within 30 days	Yes	No	N/A
10-Q	Quarterly, within 5 days of SEC filing (50 days)	Yes	No	N/A
10-K	Annually, within 5 days of SEC filing (95 days)	Yes	No	N/A

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
Minimum Consolidated Cash	$10,000,000	$__________	Yes	No	N/A
Minimum Adjusted Quick Ratio (tested quarterly)	______: 1.00	_____:1.00	Yes	No	N/A
4 Quarter Minimum EBITDA (tested quarterly)	$___________	$__________	Yes	No	N/A

Total Leverage Ratio as of _________, 201_: _________: 1.00.

Please Enter Below Comments Regarding Violations:
The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.
Very truly yours,
MAXWELL TECHNOLOGIES, INC.

Authorized Signer
Name:    _____________________________
Title: ________________________________

EXHIBIT A

ARRANGEMENT AGREEMENT

EXHIBIT B

LOCALIZATION AGREEMENT